PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

Third Quarter 2020 Results

San Jose, California, November 2, 2020

Q3'20: Strongest growth in total payment volume and revenue in PayPal's history

- Total Payment Volume (TPV) of $247 billion, growing 38%, and 36% on an FX-neutral basis (FXN); revenue of $5.46 billion, growing 25% on a spot and FXN basis
- GAAP EPS of $0.86, up 121% and non-GAAP EPS of $1.07, up 41%
- 15.2 million Net New Active Accounts (NNAs) added; ended the quarter with 361 million active accounts

FY'20: Raising TPV and earnings guidance; delivering record NNAs

- FY'20 TPV growth now expected to be approximately 30%; revenue growth now expected in the range of 20%–21%, and 21%–22% FXN
- FY'20 GAAP EPS growth now expected in the range of 37%–38% and non-GAAP EPS growth in the range of 27%–28%
- Approximately 70 million NNAs expected to be added to PayPal's platform in FY'20

Q3'20 Highlights

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$5.46B	25%	$5.46B	25%*
Operating Income	$0.98B	40%	$1.49B	45%
EPS	$0.86	121%	$1.07	41%

* On an FXN basis

"PayPal's third quarter was one of the strongest in our history. Our growth reinforces the essential role we play in our customers' daily lives during this pandemic. Going forward, we are investing to create the most compelling and expansive digital wallet that embraces all forms of digital currencies and payments, and operates seamlessly in both the physical and online worlds."

Dan Schulman
President and CEO

Q3 2020 Results 2

Key Operating and Financial Metrics

Net New Active Accounts (NNAs)

15.2M +55% YoY



9.8M 7%
9.3M (33%)[1]
20.2M[2] 118%
21.3M 137%
15.2M 55%
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

Total Payment Volume (TPV)

$247B +36% YoY[3]



$179B 27%
$199B 22%
$191B 19%
$222B 30%
$247B 36%
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

Net Revenues

$5.46B +25% YoY[3]



$4.38B 19%
$4.96B 18%
$4.62B 13%
$5.26B 25%
$5.46B 25%
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

GAAP / Non-GAAP EPS[4]

$0.86 +121% YoY / $1.07 +41% YoY



$0.39 7%
$0.76 31%
$0.43 (13%)
$0.83 27%
$0.07 (87%)
$0.66 0%
$1.29 86%
$1.07 49%
$0.86 121%
$1.07 41%
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
GAAP
Non-GAAP

Operating Cash Flow / Free Cash Flow[4]

YTD $4.61B 40% YoY / $3.97B 43% YoY



$1.10B **
$923M 20%[5]
$1.26B 11%
$1.09B 20%
$1.50B 46%
$1.30B 60%
$2.38B 103%
$2.19B 112%
$720M (34%)
$479M (48%)
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Operating Cash Flow
Free Cash Flow

1. NNAs in Q4'18 (13.8M) included 2.9M NNAs from the acquisitions of Hyperwallet and iZettle 2. Includes one-time addition of 10.2M accounts in January 2020 from the acquisition of Honey 3. On an FXN basis 4. For a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release
5. Adjusted for sale of U.S. consumer credit portfolio to Synchrony Financial
** Not meaningful

Q3'20 Financial Highlights

Sustained outperformance across key financial metrics

- Revenue of $5.46 billion; growing 25% on a spot and FXN basis.
- GAAP operating margin of 17.9%, expanding 198 basis points; non-GAAP operating margin of 27.2%, expanding 377 basis points.
- GAAP EPS of $0.86, up 121%; non-GAAP EPS of $1.07, up 41%. GAAP EPS includes a net gain of $0.13 on strategic investments, driven primarily by MercadoLibre (NASDAQ: MELI).

> "Our business again outperformed with sustained momentum through the third quarter. The strong results we are reporting today demonstrate the strength of our diversified platform, the scalability of our business, and our earnings power."
>
> John Rainey
>
> **CFO and EVP**
> **Global Customer Operations**

Q3 2020 Results 3 Q3’20 Operating Highlights Double-digit customer growth and strong engagement driving continued momentum • 15.2 million NNAs added, bringing total active accounts to 361 million accounts, up 22%. • 4.0 billion payment transactions, up 30%. • $247 billion in TPV, up 38% on a spot basis and 36% FXN. • Merchant Services volume grew 40% on a spot basis and 38% FXN, and represented 93% of TPV. • Venmo processed approximately $44 billion in TPV, growing 61%. • 40.1 payment transactions per active account on a trailing twelve months basis, growing 1%. Adjusting for the acquisition of Honey in January 2020, 41.7 payment transactions per active account on a trailing twelve months basis, up 5%. Balance Sheet and Liquidity Strong balance sheet growth and cash-flow generation • PayPal’s cash, cash equivalents, and investments totaled $17.6 billion as of September 30, 2020. • PayPal’s debt totaled $8.9 billion as of September 30, 2020. • PayPal generated cash flow from operations of $720 million, declining 34%, and free cash flow of $479 million, declining 48%. Year-to-date, PayPal has generated cash flow from operations of $4.6 billion, growing 40%, and free cash flow of $4.0 billion, growing 43%. • In Q3’20, PayPal repurchased approximately 1.8 million shares of common stock, returning $350 million to stockholders. Strategic Initiatives and Business Updates Advancing our priorities • PayPal expanded its ‘Buy Now Pay Later’ product suite with the introduction of short-term installment products in the U.S. and U.K. These products help merchants drive conversion, revenue and customer loyalty without taking on additional risk or paying any additional fees, and enable consumers to make a purchase and pay over interest-free installments. • In October, Venmo introduced the Venmo Credit Card, issued by Synchrony (NYSE: SYF) and powered by the Visa network, which gives customers automatic cash back on every eligible purchase, a personalized rewards experience, and the ability to manage the card directly in the Venmo app. • PayPal also announced the launch of a new service enabling its customers to buy, hold and sell cryptocurrency directly from their PayPal accounts, and signaled its plans to significantly increase cryptocurrency’s utility by making it available as a funding source for purchases at its 28 million merchants worldwide.

Q3 2020 Results 4

LATCHED & HOOKED

PayPal helped Latched & Hooked Founder Tiffini Gatlin turn her childhood hustle of styling people's hair into a lifestyle and beauty brand, developing a website and selling online from her home in Atlanta, GA. As Latched & Hooked began taking off, PayPal provided access to a PayPal Working Capital loan to help Tiffini expand her business and share her truly unique product with customers across the globe.



"PayPal's Working Capital loan helped jumpstart my business and get the inventory I needed to grow. I was able to set my own terms and it felt so empowering and comforting to know that PayPal was there.

Tiffini Gatlin

Founder, Latched & Hooked Beauty
Atlanta, GA

Q3'20 Financial and Operating Highlights

Presented in millions, except per share data and percentages	Q3 2020	Q3 2019	YoY Growth		FXN YoY Growth
Total Payment Volume (TPV)	$246,691	$178,670	$68,021	38%	36%
GAAP					
Net revenues	$5,459	$4,378	$1,081	25%	25%
Operating margin	17.9%	15.9%	**	198bps	N/A
Effective tax rate	10.8%	4.5%	**	621bps	N/A
Net income	$1,021	$462	$559	121%	N/A
Earnings per diluted share	$0.86	$0.39	$0.47	121%	N/A
Net cash provided by operating activities	$720	$1,096	($376)	(34%)	N/A
Non-GAAP					
Net revenues	$5,459	$4,378	$1,081	25%	25%
Operating margin	27.2%	23.4%	**	377bps	N/A
Effective tax rate	11.6%	13.5%	**	(190bps)	N/A
Net income	$1,275	$900	$375	42%	N/A
Earnings per diluted share	$1.07	$0.76	$0.31	41%	N/A
Free cash flow	$479	$923	($444)	(48%)	N/A

** Not meaningful

Q3 2020 Results 5 Financial Guidance Fourth Quarter 2020 Revenue and Earnings Guidance • PayPal expects TPV growth on a percentage basis to be in the range of low to mid 30%. • PayPal expects revenue to grow in the range of 20%–25% at current spot rates and 20%–25% on an FXN basis. • PayPal expects GAAP earnings per diluted share to grow in the range of 45%–47% and non-GAAP earnings per diluted share to grow in the range of 17%–18%. • GAAP and non-GAAP earnings per diluted share exclude the impact of incremental credit loss reserves due to macroeconomic projections. • In the fourth quarter of 2020, GAAP earnings per diluted share excludes the impact of net realized and unrealized gains and losses on PayPal’s strategic investment portfolio. • In the fourth quarter of 2019, GAAP earnings per diluted share included approximately $0.03 of net unrealized gains from PayPal’s strategic investment portfolio. • Estimated non-GAAP amounts for the three months ending December 31, 2020 reflect adjustments of approximately $525 million, including estimated stock-based compensation expense and related payroll taxes of approximately $385 million. • The dilutive impact of acquisitions is estimated to be approximately $0.10 on GAAP earnings per diluted share, and approximately $0.03 on non-GAAP earnings per diluted share. Full Year 2020 Revenue and Earnings Guidance • PayPal expects TPV growth to be approximately 30%. • PayPal expects revenue to grow in the range of 20%–21% at current spot rates and 21%–22% on an FXN basis. • PayPal expects GAAP earnings per diluted share to grow in the range of 37%–38%, and non-GAAP earnings per diluted share to grow in the range of 27%–28%. • GAAP and non-GAAP earnings per diluted share exclude the impact of incremental credit loss reserves due to macroeconomic projections. • GAAP earnings per diluted share guidance includes $0.64 of net realized and unrealized gains recognized in the first three quarters of 2020 related to PayPal’s strategic investment portfolio. • In 2019, GAAP earnings per diluted share included approximately $0.14 of net unrealized gains related to PayPal’s strategic investment portfolio. • Estimated non-GAAP amounts for the twelve months ending December 31, 2020 reflect adjustments of approximately $2.08 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.47 billion. • The dilutive impact of acquisitions is estimated to be approximately $0.64 on GAAP earnings per diluted share, and approximately $0.13 on non-GAAP earnings per diluted share. Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information. Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss third quarter 2020 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

Q3 2020 Results 6 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, free cash flow, and adjusted free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow.” Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the fourth quarter and full year 2020, the timing of PayPal’s cryptocurrency initiatives, impact and timing of acquisitions, and projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Accordingly, actual results could differ materially from those predicted or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the direct and indirect impact of the COVID-19 pandemic on PayPal’s business, financial condition and results of operations as well as the operations of PayPal’s customers, suppliers, vendors and other business partners; the effect of political, business, economic, market, and trade conditions, including any regional or general economic downturn or crisis and any conditions that affect payments or e-commerce growth; fluctuations in foreign currency exchange rates; the competitive, regulatory, payment card association-related and other risks specific to PayPal’s payment platform, including core PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, Hyperwallet and other products, and the Honey platform, especially as PayPal continues to expand geographically, introduce new products and support across technologies and payment methods and as new laws and regulations related to payments and financial services come into effect; the impact of PayPal’s customer choice initiatives, including on its funding mix and transaction expense; PayPal’s ability to successfully compete in an increasingly competitive environment for its businesses, products, and services, including competition for consumers and merchants and the increasing importance of digital and mobile payments and mobile commerce; the outcome of legal and regulatory proceedings and PayPal’s need and ability to manage regulatory, tax and litigation risks as its products and services are offered in more jurisdictions and applicable laws become more restrictive; changes to PayPal’s capital allocation or management of operating cash; uncertainty surrounding the implementation and impact of the United Kingdom’s withdrawal from the European Union; cyberattacks and security vulnerabilities in PayPal products and services that could disrupt business, reduce revenue, increase costs, harm our competitive position or our reputation, or lead to liability; the effect of management changes and business initiatives; any changes PayPal may make to its product and service offerings; the effect of any natural disasters and other business interruptions on PayPal or PayPal’s customers; PayPal’s ability to timely upgrade and develop its technology systems, infrastructure, and customer service capabilities at reasonable cost; PayPal’s ability to maintain the stability, security, and performance of its Payments Platform

Q3 2020 Results 7 and Honey Platform while adding new products and features in a timely fashion; risks that planned acquisitions will not be completed on contemplated terms, or at all, and that any businesses PayPal may acquire may not perform in accordance with its expectations; and PayPal’s ability to profitably integrate, manage, and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this release speaks as of November 2, 2020. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com/), PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/ in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl), Dan Schulman’s Facebook page (https://www. facebook.com/DanSchulmanPayPal/) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, and webcasts. Investor Relations Contacts Media Relations Contacts Gabrielle Rabinovitch Amanda Miller grabinovitch@paypal.com amandacmiller@paypal.com 408.219.0563 Akila Moorthy amoorthy@paypal.com Josh Criscoe jcriscoe@paypal.com 646.667.5065 © 1999-2020 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners.

Q3 2020 Results 8 PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets September 30, December 31, 2020 2019 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 6,112 $ 7,349 Short-term investments 8,046 3,412 Accounts receivable, net 482 435 Loans and interest receivable, net 2,597 3,972 Funds receivable and customer accounts 30,530 22,527 Prepaid expenses and other current assets 937 800 Total current assets 48,704 38,495 Long-term investments 3,439 2,863 Property and equipment, net 1,757 1,693 Goodwill 9,119 6,212 Intangible assets, net 1,146 778 Other assets 1,417 1,292 Total assets $ 65,582 $ 51,333 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 159 $ 232 Funds payable and amounts due to customers 32,530 24,527 Accrued expenses and other current liabilities 2,457 2,087 Income taxes payable 100 73 Total current liabilities 35,246 26,919 Deferred tax liability and other long-term liabilities 2,872 2,520 Long-term debt 8,937 4,965 Total liabilities 47,055 34,404 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,172 and 1,173 shares outstanding as of September 30, 2020 and December 31, 2019, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 116 and 105 shares as of September 30, 2020 and December 31, 2019, respectively (8,242) (6,872) Additional paid-in-capital 16,248 15,588 Retained earnings 10,809 8,342 Accumulated other comprehensive income (loss) (332) (173) Total PayPal Stockholders’ equity 18,483 16,885 Noncontrolling interest 44 44 Total equity 18,527 16,929 Total liabilities and equity $ 65,582 $ 51,333

Q3 2020 Results 9

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
	(In millions, except per share data)			
Net revenues	$ 5,459	$ 4,378	$ 15,338	$ 12,811
Operating expenses:				
Transaction expense	2,022	1,701	5,604	4,877
Transaction and credit losses	344	340	1,375	999
Customer support and operations[(1)]	449	390	1,271	1,177
Sales and marketing [(1)]	471	316	1,256	1,001
Technology and development [(1)]	674	533	1,910	1,527
General and administrative [(1)]	503	401	1,501	1,239
Restructuring and other charges	19	—	95	71
Total operating expenses	4,482	3,681	13,012	10,891
Operating income	977	697	2,326	1,920
Other income (expense), net	167	(213)	880	224
Income before income taxes	1,144	484	3,206	2,144
Income tax expense	123	22	571	192
Net income	$ 1,021	$ 462	$ 2,635	$ 1,952
Net income per share:				
Basic	$ 0.87	$ 0.39	$ 2.25	$ 1.66
Diluted	$ 0.86	$ 0.39	$ 2.22	$ 1.64
Weighted average shares:				
Basic	1,172	1,175	1,173	1,174
Diluted	1,190	1,188	1,186	1,188
(1) Includes stock-based compensation as follows:				
Customer support and operations	63	51	179	144
Sales and marketing	45	31	131	95
Technology and development	138	119	384	292
General and administrative	127	72	330	226
	$ 373	$ 273	$ 1,024	$ 757

Q3 2020 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
	(In millions)			
Cash flows from operating activities:				
Net income	$ 1,021	$ 462	$ 2,635	$ 1,952
Adjustments:				
Transaction and credit losses	344	340	1,375	999
Depreciation and amortization	298	227	888	685
Stock-based compensation	364	266	999	736
Deferred income taxes	(37)	(157)	(6)	(122)
(Gains) losses on strategic investments	(209)	228	(973)	(170)
Other	12	(38)	10	(130)
Changes in assets and liabilities:				
Accounts receivable	(40)	(37)	7	(103)
Changes in loans and interest receivable held for sale, net	—	—	—	4
Accounts payable	(45)	(2)	(93)	(51)
Income taxes payable	(229)	(26)	(115)	(33)
Other assets and liabilities	(759)	(167)	(120)	(470)
Net cash provided by operating activities	720	1,096	4,607	3,297
Cash flows from investing activities:				
Purchases of property and equipment	(241)	(173)	(640)	(530)
Proceeds from sales of property and equipment	—	17	120	17
Changes in principal loans receivable, net	520	(379)	523	(1,111)
Purchases of investments	(13,489)	(6,617)	(28,333)	(19,808)
Maturities and sales of investments	9,940	6,853	19,733	17,390
Acquisitions, net of cash and restricted cash acquired	3	—	(3,609)	—
Funds receivable	74	922	(1,060)	(1,292)
Net cash (used in) provided by investing activities	(3,193)	623	(13,266)	(5,334)
Cash flows from financing activities:				
Proceeds from issuance of common stock	1	4	72	78
Purchases of treasury stock	(370)	(350)	(1,370)	(1,106)
Tax withholdings related to net share settlements of equity awards	(42)	(24)	(463)	(473)
Borrowings under financing arrangements	—	4,971	6,966	5,471
Repayments under financing arrangements	—	(2,509)	(3,000)	(2,509)
Funds payable and amounts due to customers	1,904	(753)	7,822	2,376
Other financing activities	—	—	(15)	—
Net cash provided by financing activities	1,493	1,339	10,012	3,837
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	98	(48)	26	(49)
Net change in cash, cash equivalents, and restricted cash	(882)	3,010	1,379	1,751
Cash, cash equivalents, and restricted cash at beginning of period	18,004	11,974	15,743	13,233
Cash, cash equivalents, and restricted cash at end of period	$ 17,122	$ 14,984	$ 17,122	$ 14,984
Supplemental cash flow disclosures:				
Cash paid for interest	$ 13	$ 31	$ 91	$ 76
Cash paid for income taxes, net	$ 374	$ 44	$ 444	$ 220

Q3 2020 Results 11

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our core PayPal, PayPal Credit, Braintree, Venmo, Xoom, iZettle, and Hyperwallet products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned primarily on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type	**Three Months Ended**				
	September 30, 2020	**June 30, 2020**	**March 31, 2020**	**December 31, 2019**	**September 30, 2019**
	(In millions, except percentages)				
Transaction revenues	$ 5,076	$ 4,945	$ 4,215	$ 4,535	$ 3,955
Current quarter vs prior quarter	*3 %*	*17 %*	*(7)%*	*15 %*	*2 %*
Current quarter vs prior year quarter	*28 %*	*28 %*	*13 %*	*18 %*	*18 %*
Percentage of total	*93 %*	*94 %*	*91 %*	*91 %*	*90 %*
Revenues from other value added services	383	316	403	426	423
Current quarter vs prior quarter	*21 %*	*(22)%*	*(5)%*	*1 %*	*(1)%*
Current quarter vs prior year quarter	*(9)%*	*(26)%*	*2 %*	*14 %*	*24 %*
Percentage of total	*7 %*	*6 %*	*9 %*	*9 %*	*10 %*
Total net revenues	$ 5,459	$ 5,261	$ 4,618	$ 4,961	$ 4,378
Current quarter vs prior quarter	*4 %*	*14 %*	*(7)%*	*13 %*	*2 %*
Current quarter vs prior year quarter	*25 %*	*22 %*	*12 %*	*17 %*	*19 %*

Net Revenues by Geography	**Three Months Ended**				
	September 30, 2020	**June 30, 2020**	**March 31, 2020**	**December 31, 2019**	**September 30, 2019**
	(In millions, except percentages)				
U.S. net revenues	$ 2,820	$ 2,651	$ 2,469	$ 2,606	$ 2,327
Current quarter vs prior quarter	*6 %*	*7 %*	*(5)%*	*12 %*	*1 %*
Current quarter vs prior year quarter	*21 %*	*15 %*	*13 %*	*19 %*	*19 %*
Percentage of total	*52 %*	*50 %*	*53 %*	*53 %*	*53 %*
International net revenues	2,639	2,610	2,149	2,355	2,051
Current quarter vs prior quarter	*1 %*	*21 %*	*(9)%*	*15 %*	*2 %*
Current quarter vs prior year quarter	*29 %*	*30 %*	*11 %*	*16 %*	*19 %*
(FXN) Current quarter vs prior year quarter	*30 %*	*36 %*	*14 %*	*17 %*	*20 %*
Percentage of total	*48 %*	*50 %*	*47 %*	*47 %*	*47 %*
Total net revenues	$ 5,459	$ 5,261	$ 4,618	$ 4,961	$ 4,378
Current quarter vs prior quarter	*4 %*	*14 %*	*(7)%*	*13 %*	*2 %*
Current quarter vs prior year quarter	*25 %*	*22 %*	*12 %*	*17 %*	*19 %*
(FXN) Current quarter vs prior year quarter	*25 %*	*25 %*	*13 %*	*18 %*	*19 %*

Q3 2020 Results 12

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In millions, except percentages)				
Active accounts[1]	361	346	325	305	295
Current quarter vs prior quarter	*4 %*	*7 %*	*7 %*	*3 %*	*3 %*
Current quarter vs prior year quarter	*22 %*	*21 %*	*17 %*	*14 %*	*16 %*
Number of payment transactions[2]	4,013	3,742	3,261	3,461	3,090
Current quarter vs prior quarter	*7 %*	*15 %*	*(6)%*	*12 %*	*4 %*
Current quarter vs prior year quarter	*30 %*	*26 %*	*15 %*	*21 %*	*25 %*
Payment transactions per active account[3]	40.1	39.2	39.4	40.6	39.8
Current quarter vs prior quarter	*2 %*	*(1)%*	*(3)%*	*2 %*	*2 %*
Current quarter vs prior year quarter	*1 %*	*— %*	*4 %*	*10 %*	*9 %*
Total Payment Volume[4]	$ 246,691	$ 221,731	$ 190,567	$ 199,404	$ 178,670
Current quarter vs prior quarter	*11 %*	*16 %*	*(4)%*	*12 %*	*4 %*
Current quarter vs prior year quarter	*38 %*	*29 %*	*18 %*	*22 %*	*25 %*
(FXN) Current quarter vs prior year quarter	*36 %*	*30 %*	*19 %*	*22 %*	*27 %*
Transaction Expense Rate[5]	0.82 %	0.83 %	0.91 %	0.96 %	0.95 %
Transaction and Credit Loss Rate[6]	0.14 %	0.20 %	0.31 %	0.19 %	0.19 %
Transaction Margin[7]	56.7 %	56.6 %	49.5 %	53.8 %	53.4 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) Total Payment Volume (TPV) is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is calculated by dividing transaction expense by TPV.

(6) Transaction and credit loss rate is calculated by dividing transaction and credit loss by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

Q3 2020 Results 13 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, free cash flow, and adjusted free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. The company also uses free cash flow, a non-GAAP measure. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

Q3 2020 Results 14

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended								
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In millions, except percentages) (unaudited)								
GAAP operating income	$ 977	$ 951	$ 398	$ 799	$ 697	$ 705	$ 518	$ 598	$ 490
Stock-based compensation expense and related employer payroll taxes	376	365	336	297	277	244	286	237	219
Amortization of acquired intangible assets	113	115	114	51	52	51	57	59	33
Restructuring	19	26	29	—	—	—	78	—	—
Other[1]	—	28	11	23	—	(2)	(5)	12	28
Acquisition related transaction expense	—	—	20	3	—	—	—	7	17
Total non-GAAP operating income adjustments	508	534	510	374	329	293	416	315	297
Non-GAAP operating income	$ 1,485	$ 1,485	$ 908	$ 1,173	$ 1,026	$ 998	$ 934	$ 913	$ 787
Non-GAAP operating margin	27 %	28 %	20 %	24 %	23 %	23 %	23 %	22 %	21 %

[1] The three months ended for the periods presented, as applicable, include the following:

- June 30, 2020 includes $7 million of additional expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and $21 million of asset impairment charges for right-of-use lease asset and related leasehold improvements in conjunction with exiting certain leased properties.
- March 31, 2020 includes $15 million of expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and an adjustment of $4 million to an award for a legal proceeding based on the final settlement.
- December 31, 2019 includes an award for a legal proceeding.
- June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018 include (gains) losses related to the sale of our U.S. consumer credit receivables portfolio executed during the year ended December 31, 2018.

Q3 2020 Results 15

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended								
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In millions, except per share data and percentages) (unaudited)								
GAAP income before income taxes	$ 1,144	$ 1,799	$ 263	$ 854	$ 484	$ 943	$ 717	$ 686	$ 533
GAAP income tax expense	123	269	179	347	22	120	50	102	97
GAAP net income	1,021	1,530	84	507	462	823	667	584	436
Non-GAAP adjustments to net income:									
Non-GAAP operating income adjustments (see table above)	508	534	510	374	329	293	416	315	297
(Gains) losses on strategic investments[1]	(209)	(888)	124	(38)	228	(218)	(180)	(56)	—
Other[2]	—	(17)	259	230	—	—	—	(6)	14
Tax effect of non-GAAP adjustments[1]	(45)	104	(191)	(85)	(119)	(50)	(117)	(54)	(52)
Non-GAAP net income	$ 1,275	$ 1,263	$ 786	$ 988	$ 900	$ 848	$ 786	$ 783	$ 695
Diluted net income per share:									
GAAP	$ 0.86	$ 1.29	$ 0.07	$ 0.43	$ 0.39	$ 0.69	$ 0.56	$ 0.49	$ 0.36
Non-GAAP	$ 1.07	$ 1.07	$ 0.66	$ 0.83	$ 0.76	$ 0.71	$ 0.66	$ 0.65	$ 0.58
Shares used in GAAP diluted share calculation	1,190	1,184	1,185	1,187	1,188	1,187	1,188	1,196	1,199
Shares used in non-GAAP diluted share calculation	1,190	1,184	1,185	1,187	1,188	1,187	1,188	1,196	1,199
GAAP effective tax rate	11 %	15 %	68 %	41 %	5 %	13 %	7 %	15 %	18 %
Tax effect of non-GAAP adjustments to net income	1 %	(2)%	(56)%	(24)%	9 %	4 %	11 %	2 %	(2)%
Non-GAAP effective tax rate	12 %	13 %	12 %	17 %	14 %	17 %	18 %	17 %	16 %

[1] Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on April 9, 2020.

[2] The three months ended for the periods presented, as applicable, include the following:

- June 30, 2020, March 31, 2020, and December 31, 2019 include tax (benefit) expense related to intra-group transfer of intellectual property.
- December 31, 2018 includes tax benefit of $15 million related to the Tax Cuts and Jobs Act ("Tax Act") and tax expense of $9 million related to intra-group transfer of intellectual property.
- September 30, 2018 includes tax expense of $3 million related to the Tax Act and $11 million related to intra-group transfer of intellectual property.

Q3 2020 Results 16 PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Three Months Ended September 30, June 30, March 31, December 31, September 30, June 30, March 31, December 31, September 30, 2020 2020 2020 2019 2019 2019 2019 2018 2018 (In millions/unaudited) Net cash provided by operating activities 720 2,383 1,504 1,264 1,096 1,174 1,027 1,134 4,670 Less: Purchases of property and equipment (241) (193) (206) (174) (173) (139) (218) (224) (223) Free cash flow 479 2,190 1,298 1,090 923 1,035 809 910 4,447 Impact of held for sale accounting presentation related to our U.S. consumer credit receivables portfolio on cash flow from operating activities — — — — — — — — (3,675) Adjusted free cash flow $ 479 $ 2,190 $ 1,298 $ 1,090 $ 923 $ 1,035 $ 809 $ 910 $ 772 Q3 2020 Results 16 16 Results 2020 Q3